【Announcement of the investors conference call in English】

SHISEIDO CO.,LTD.:Conference call on the announcement of "Acquisition of US Bare Escentuals, Inc.".

Sirs/Madams:

We are pleased to invite you to join our conference call on the announcement of "Acquisition of US Bare Escentuals, Inc.".

<Conference Details>

Conference Title: Acquisition of US Bare Escentuals, Inc.

Main Speaker

 Shinzo Maeda
 President & CEO

Speaker

 Yasuhiko Harada
 CFO,Corporate Senior Executive Officer

 Carsten Fischer
 Director, Corporate Executive Officer
 Responsible for Global Business

On Friday, January 15, 2010
23:00 (Tokyo Time)
14:00 (London Time)
 9:00 (New York Time)

DIAL-IN NUMBERS:
   Local US  : 1-719-325-2234

Confirmation Code:  6875435

- Presentation materials will be available on our website on January 15, 2010 at 10:00 am in Tokyo time.
   (http://www.shiseido.co.jp/e/ir/index.htm)

EASY REFERENCE GUIDE

<How to Join a Conference Call >
1.Dial the dial-in number about 5 minutes prior to the scheduled conference start time.
2.You will be greeted by an operator and asked for your confirmation code and information requested by the moderator.
3.You will be then transferred into the call with music on hold until the moderator starts the conference.

*As per our request, our Conferencing service provider (Premiere Conferencing) will confirm the participant’s personal information, such as company name, department, your name, email address and telephone number before connecting you to the Conference.
The above information will be reported to our company at the end of the Conference.

We look forward to meeting you at the conference call.

CONTACT:

AKIHIRO MIYASAKA
Deputy General Manager
Investor Relations Department
SHISEIDO CO.,LTD.
Tel:+81-3-6218-5532
E-mail:akihiro.miyasaka@to.shiseido.co.jp

TETSUAKI SHIRAIWA
Senior Manager
Investor Relations Department
SHISEIDO CO.,LTD.
Tel:+81-3-6218-5652
E-mail:tetsuaki.shiraiwa@to.shiseido.co.jp

Additional Information
The tender offer to which this communication relates has not yet commenced, and this communication is neither an offer to purchase, nor a solicitation of an offer to sell any securities. Stockholders of Bare Escentuals are advised to read the Tender Offer Statement on Schedule TO, the offer to purchase and any other documents relating to the tender offer that are filed with the Securities and Exchange Commission (the “SEC”) when they become available because they will contain important information. Stockholders of Bare Escentuals may obtain copies of these documents for free, when available, at the SEC's website at www.sec.gov or at the Shiseido website at http://www.shiseido.co.jp/e/ir/ir_news/index.htm.